SHAREHOLDERS AGREEMENT
THIS SHAREHOLDERS AGREEMENT (this
?Agreement?) is made as of March 14, 2016 by
and among, the Shareholders identified (or
here after identified) on Schedule 1 hereto
(each a ?Shareholder? and collectively the
?Shareholders?), and SENSORY PERFORMANCE
TECHNOLOGY, INC, a Delaware corporation (the
?Corporation?).
BACKGROUND
The Shareholders each currently own the
number of shares of preferred and common
stock in the Corporation shown in the
following table on Schedule I attached
hereto collectively, and together with any
shares of capital stock in the Corporation
hereafter owned by any of the Shareholders
(the ?Stock?).
The Shareholders and the Corporation wish to
promote their mutual interests by imposing
certain restrictions upon the transfer of
the Stock, and providing for the sale and
purchase of the Stock under certain
circumstances, and agreeing upon how the
Stock should be voted.
TERMS AND CONDITIONS
NOW, THEREFORE, in consideration of the
foregoing and the terms and conditions set
forth herein, the parties hereto agree as
follows:
1.	RESTRICTION ON TRANSFER. Except as
otherwise specifically set forth in this
Agreement, no Shareholders shall transfer
any shares of Stock or any interest therein
in any manner, voluntarily or involuntarily,
including, without limitation, by sale,
gift, pledge, grant of an option to
purchase, encumbrance, bequest, descent,
devise, operation of law (including
attachment, execution, legal process, or
bankruptcy or insolvency proceedings) or any
other disposition, and no such attempted
transfer shall be treated as effective for
any purpose.  After  the date of this
Agreement, the Corporation shall not allow
any person or entity to become a registered
holder of any shares of the Stock unless (a)
such shares were acquired by such person or
entity in accordance with this Agreement,
and (b) such person or entity agrees in
writing to be bound by this Agreement.
2.	VOLUNTARY DISPOSITION. In the event a
Shareholder (the ?Transferor Shareholder?)
wishes voluntarily to sell, make a gift of,
pledge, grant an option to purchase,
encumber, transfer or dispose of any
interest in all or any part of the Stock
owned by the Transferor Shareholder (the
?Voluntarily Offered Stock?) in any manner,
the Transferor Shareholder shall give the
Corporation and the other Shareholders (the
?Remaining Shareholders?) written notice of
such intention to dispose of the Voluntarily
Offered Stock, the terms of such disposition
(including price and terms of payment), the
name of the proposed transferee, and an
offer to sell all of the Voluntarily Offered
Stock to the Corporation and the Remaining
Shareholders in accordance with the
following:
(a)	For a period of thirty (30) days after
receipt of such written notice, the
Corporation shall have the option to
purchase all or part of the Voluntarily
Offered Stock from


the Transferor Shareholder by giving written
notice to the Transferor Shareholder of the
exercise thereof. The decision of the
Corporation to exercise such option shall be
made by its CEO/President, Ben White,
exclusive of any director who is also the
Transferor Shareholder.
(b)	In the event the Corporation does not
exercise its option to buy all of the
Voluntarily Offered Stock within such thirty
(30) day period, the Remaining Shareholders
shall have an option to purchase all or part
of the Voluntarily Offered Stock or any
remaining portion thereof, for an additional
period of thirty (30) days upon the same
terms and conditions as the Corporation, by
giving written notice to the Transferor
Shareholder of the exercise thereof. In  the
event two or more Shareholders wish to
purchase the Voluntarily Offered Stock, each
such Shareholder shall be entitled to
purchase a portion of the shares of the
Voluntarily Offered Stock in the same
proportion as the number of shares of Stock
then owned by such Shareholder bears  to the
total number of shares of Stock then owned
by all such Shareholders electing to
purchase such shares of the Voluntarily
Offered Stock.
(c)	The purchase price and payment terms
for the Voluntarily Offered Stock shall be
as follows:  (i) if the proposed transfer is
a bona fide sale, the price and terms shall
be  the same  as  those agreed  upon by the
Transferor Shareholder  and the  proposed
transferee;   or
(ii) if the proposed transfer is by any
means other than a bona fide sale, the price
and terms shall be as set forth in Sections
5 and 6 hereof, respectively.
(d)	The option of the Corporation and/or
the Remaining Shareholders to purchase the
Voluntarily Offered Stock shall be
conditioned upon the purchase of all the
shares of the Voluntarily Offered Stock. In
the event the Corporation and/or the
Remaining Shareholders shall have failed to
exercise the option to purchase or shall
have exercised their option to purchase less
than all of the Voluntarily Offered Stock,
the Transferor Shareholder  shall be free
for a period of thirty (30) days thereafter
to transfer all of the Voluntarily Offered
Stock in accordance with the terms and to
the transferee set forth in the Transferor
Shareholder?s written notice of intended
disposition; provided, however, the intended
transferee shall agree in writing to be
subject to such terms, conditions and
restrictions, if any, which the Corporation
and the Remaining Shareholders shall
require.
3.	INVOLUNTARY TRANSFER OF STOCK. In the
event of an involuntary transfer of any
shares of the Stock of a Shareholder by
operation of law or otherwise, including,
without limitation, transfer by virtue of
bankruptcy proceedings, divorce, insolvency
or creditor?s proceedings or arrangements of
any kind, execution or attachment, the
person or entity to whom or which such
shares of the Stock have been involuntarily
transferred (the ?Involuntary Transferee?)
shall be deemed to offer to sell such shares
of the Stock (the ?Involuntarily Offered
Stock?), at the price and upon the terms set
forth in Sections 6 and 7 hereof,
respectively, to the Corporation and the
Remaining Shareholders in accordance with
the following:
(a)	For a period of thirty (30) days after
receipt of written notice of such
involuntary transfer, the Corporation shall have the option to purchase all or part of the Involuntarily Offered Stock from the Involuntary Transferee by giving written notice to the Involuntary Transferee of the exercise thereof. The decision of the Corporation to exercise its option shall be made by its CEO/President Ben White, exclusive of any director who is also the Involuntary Transferee or the Shareholder who?s Stock was transferred to the Involuntary Transferee.


(b)	In the event the Corporation does not
exercise its option to buy all of the
Involuntarily Offered Stock within such
thirty (30) day period, the Corporation
shall give written notice of the option to
all Remaining Shareholders, and the
Remaining Shareholders shall have  an option
to purchase all or part of the Involuntarily
Offered Stock or any remaining portion
thereof, for an additional period of thirty
(30) days upon the same terms and conditions
as the Corporation, by giving written notice
to the Involuntary Transferee and the
Corporation of the exercise thereof. In the
event two or more Shareholders wish to
purchase the Involuntarily Offered Stock,
each such Shareholder shall be entitled to
purchase a portion of the shares of the
Involuntarily Offered Stock in the same
proportion as the number of shares of the
Stock then owned by such Shareholder bears
to the total number of shares of Stock then
owned by all such Shareholders electing to
purchase such shares of the Involuntarily
Offered Stock.
(c)	The Corporation and/or the Remaining
Shareholders may purchase less than all of
the Involuntarily Offered Stock. In the
event that the Corporation and/or the
Remaining Shareholders shall have failed to
exercise the option to purchase or shall
have exercised their option to purchase less
than all of the Involuntarily Offered Stock,
the involuntary transfer shall be permitted
as to that portion of the Involuntarily
Offered Stock for which such option is not
exercised; provided, however, the
Involuntary Transferee shall agree in
writing to  be subject to such terms,
conditions and restrictions, if any, which
the Corporation and the Remaining
Shareholders shall require.
4.	DEATH OR DISABILITY OF A SHAREHOLDER.
Upon the death or disability of any
Shareholder (or the grantor of any trust
created for estate planning purposes holding
shares of the Stock), the Corporation shall
purchase, and said Shareholder or the
guardian, legal representative or heirs of
said Shareholder or the trustee, as the case
may be, shall sell, all of said
Shareholder?s shares of Stock. For purposes
hereof, ?disability? shall be defined as a
state  of  mental or physical illness of
such a degree that Shareholder, if employed
by the Corporation, is unable to render
services to the Corporation in the usual
course of business with reasonable
accommodation for a period of six (6)
months. The purchase shall be at the price
and upon the terms set forth in Sections 6
and 7 below.
(a)	The determination of whether a
Shareholder is disabled shall initially be made by a physician selected by the Shareholder or his/her guardian, and the Shareholder shall be obligated to pay for the services of this physician. A written copy of the physician?s decision shall be sent to the Corporation. Within thirty (30) days after receiving this notice, the Corporation may dispute the determination that the Shareholder is disabled by sending a written notice to the Shareholder seeking to be declared disabled stating that the Corporation disputes the decision regarding the Shareholder?s disability. Following the giving of the Corporation?s notice, the Shareholder shall be examined by a physician selected by the CEO/President Ben White, and the decision of this physician shall be decisive. The date on which the Shareholder is determined to be disabled shall be the date on which the initial physician sends a copy of his/her determination to the Corporation; however, if the Corporation challenges this determination then the date for determination of disability shall be the date on which the physician selected by the CEO/President Ben White renders his/her decision on whether the Shareholder is disabled. To the extent not paid by insurance, the Corporation shall pay for the services of the physician selected by the CEO/President Ben White and any related fees and expenses, including for hospitalization, tests and medical procedures.


(b)	The Corporation, as applicant,
beneficiary and owner, may purchase and
maintain insurance on the lives of any
Shareholder in an amount to be determined by
its CEO/President, Ben White. Upon the death
of any Shareholder hereunder upon whose life
the Corporation owns insurance, the
Corporation shall promptly purchase said
Shareholder?s shares of Stock at the price
and terms set forth in Sections 6 and 7
below. The Purchase Price of the Stock under
this Section shall be computed without
including proceeds of life insurance on the
life of a Shareholder payable to the
Corporation.
5.	TERMINATION OF EMPLOYMENT OF
SHAREHOLDER. In the event a Shareholder is
employed by the Corporation now or in the
future and such Shareholder?s employment by
the Corporation is terminated, the
Corporation shall purchase, and the
Shareholder shall sell, all shares of the
Stock owned by the Shareholder, by giving
written notice of such exercise within sixty
(60) days of the date such Shareholder?s
employment is terminated. The purchase by
the Corporation shall be at the price and
upon the terms set forth in Sections 6 and 7
below.
6.	PURCHASE PRICE.
(a)	The per share purchase price for any
Stock purchased pursuant to Section 2
(except for any Stock Purchased pursuant to
Section 2(c)(i)), Section 3, Section 4 or
Section 5 hereof shall be equal to the Fair
Market Value thereof. For purposes of this
Agreement, ?Fair Market Value? means (a) the
closing sale price for a share of the
Corporation?s common stock
(i) on any national exchange on which the
Corporation is listed, or (ii) the National
Association  of Securities Dealers, Inc.
Automated Quotation System (?NASDAQ?),
provided such common stock is authorized for
quotation as a NASDAQ National Market System
Security for such date (or, if no sale is so
reported for such date, for the latest
preceding date on which such a sale was so
reported), or (b) if such common stock is
not so listed or authorized for quotation,
the price of such common stock determined by
the CEO/President of the Corporation Ben
White, in good faith, from time to time, in
connection with either the grant of an
incentive stock option qualified under
Section 422 of the Internal Revenue Code of
1986 (the ?Code?), as amended, or the sale
of common stock in a private sale to a third
party in an ?arms-length? transaction (the
?Determined Value?).
(b)	Notwithstanding the foregoing
subsection, in the event that the selling
Shareholder (or a Shareholder?s guardian,
legal representative or heir, as applicable)
(the ?Seller?) shall give the Corporation
written notice within fifteen (15) days
(forty-five (45) days in the case of the
death of a Shareholder) of the event
triggering such sale that the Determined
Value then in effect is not acceptable, or
if the Determined Value was determined more
than eighteen (18) months prior to the event
triggering the sale, the Corporation and
such Seller shall select a mutually
acceptable appraiser to determine the then
fair market per share value of the Stock. If
the Seller and the Corporation shall be
unable to agree upon an appraiser, each
shall select an appraiser and the two
appraisers so selected shall select a third
appraiser. Such third appraiser shall then
determine the per share fair market value of
the Stock. In either case, the Corporation
and the Seller shall equally share the costs
of such appraisal process and the appraised
per share value of the Stock shall dictate
the purchase price for purposes of the sale
and purchase of Stock mandated by Sections
2(c)(ii), 3, 4 and 5 hereof. Both the Seller
and the Corporation shall ensure that the
other receives a complete copy of the
appraisal. Any other Shareholder shall have
the right to inspect any such appraisal at
the offices of the Corporation.
7.	TERMS OF SALE. The purchase and sale of
the Stock under Sections 2(c)(ii), 3, 4 or 5
hereof shall be on the following terms:
(a)	The closing of the sale and purchase of
the Stock (the ?Closing?) shall take place
as promptly as possible but in no event
later than (i) ninety (90) days after the
expiration of the Corporation?s option
described in Section 2(a), for purchases
being made pursuant to Section 2; or (ii)
ninety (90) days after the expiration of the
Corporation?s option described in Section
3(a) for purchases being made pursuant to
Section 3; (iii) ninety (90) days following
the death of a Shareholder or the date on
which a Shareholder is determined to be
disabled for purchases made pursuant to
Section 4; or (iv) (iii) ninety (90) days
following the termination of an employee-
Shareholder for purchases made pursuant to
Section 5. Notwithstanding the foregoing, in
the event an appraisal of the per share fair
market value is required pursuant to Section
6(b) hereof, the closing shall occur within
thirty (30) days after receipt of the
appraisal by the Corporation.
(b)	At the Closing, the Transferor
Shareholder or the Shareholder, or the
Shareholder?s guardian, heirs or legal
representative, or other person or entity
with power to transfer the Stock, or the
Involuntary Transferee, as the case may be,
shall deliver to each purchaser of the Stock
a stock certificate, properly endorsed for
transfer to the purchaser, evidencing all of
the shares of the Corporation to be
purchased hereunder, which shares shall be
free of all liens, encumbrances, security
interests, restrictions, and other interests
(except any restrictions as set forth in
this Agreement).
8.	OBLIGATION TO PURCHASE. If the
Corporation is unable lawfully under
Delaware corporate law to purchase all of
the Stock which it is obligated to purchase,
it shall proceed to purchase those shares
which it is permitted lawfully to purchase,
and its obligation to purchase the remaining
shares shall be suspended until such time as
it is lawfully able to do so. The
Corporation shall be obligated to take, to
the extent deemed reasonable by its
CEO/President, Ben White, such actions
permitted under Section 345 lawfully to
purchase and pay for such shares, including,
without limitation, revaluing its assets or
using alternative accounting practices and
principles. The Shareholders agree to vote
their respective shares as may be
appropriate or necessary to enable the
Corporation lawfully to purchase and pay for
all the shares of Stock to be purchased;
provided, however, the Shareholders shall
not be obligated to personally guaranty such
indebtedness or contribute additional
capital to the Corporation.
9.	INSURANCE. The Corporation, as
applicant, beneficiary and owner,  may
purchase  and maintain life and disability
insurance on any or all of the Shareholders
in an amount to be determined by the
Corporation?s CEO/President, Ben White. Upon
the death or disability of  such
Shareholder, the Corporation shall collect
the proceeds of such insurance and use the
same to purchase such Shareholder?s shares
of Stock as provided herein. The Corporation
shall retain any remaining proceeds.
10.	LEGEND ON STOCK CERTIFICATE. Upon the
execution of this Agreement, the
Shareholders shall surrender all of their stock certificates evidencing the Stock to the Corporation for the endorsement thereon of the following legend:

THE CAPITAL STOCK REPRESENTED BY THIS
CERTIFICATE IS SUBJECT TO CERTAIN
RESTRICTIONS ON TRANSFERABILITY SET FORTH IN
A SHAREHOLDERS AGREEMENT AMONG THE
CORPORATION AND CERTAIN OF ITS SHAREHOLDERS,
AS  AMENDED FROM TIME    TO TIME, A COPY OF
WHICH IS ON FILE WITH THE SECRETARY OF THE
CORPORATION.
After endorsement, the certificates shall be
returned to the Shareholders who shall,
subject to the terms of this Agreement, be
entitled to exercise all rights of ownership
of the shares of the Stock. All shares of
the Stock hereinafter issued by the
Corporation shall bear the same legend.
11.	TERMINATION. This Agreement shall
terminate upon (a) the effectiveness of a
registration statement filed by the
Corporation under the Securities Act of
1933, as amended, as part of a firmly
underwritten public offering of the capital
stock of the Corporation, (b) the  signed
written agreement of the Corporation and the
holders holding ninety percent (90%) of the
issued and outstanding shares of the Stock;
(c) the acquisition by a single Shareholder
of all of the Stock of the Shareholders; (d)
the adjudication of the Corporation as a
bankrupt; (e) the execution by the
Corporation of an assignment for the benefit
of creditors; (f) the appointment of a
receiver for the Corporation; (g) the
voluntary or involuntary dissolution of the
Corporation; or
(h) with respect to any Shareholder, when
such Shareholder ceases to be a registered
holder of shares of the Stock.
11.	PERMITTED ESTATE PLANNING TRANSFERS.
Notwithstanding anything in this Agreement
to the contrary, any Shareholder may, at
his/her option, transfer all or any portion
of his/her shares of Stock into one or more
grantor-type trusts (as defined in Section
671 of the Code) created by him/her for
estate planning purposes provided that each
such trust shall provide that during his/her
lifetime, he/she shall be and remain the
sole and exclusive trustee of such trust
while competent. The Stock transferred to
any trust as permitted by this Section shall
be deemed for purposes of this Agreement to
be and remain the Stock of the transferor
Shareholder,  and shall be and remain
subject to all of the terms, conditions,
limitations and obligations imposed by this
Agreement.
12.	NOTICES. All notice requirements and
other communications required herein  shall
be deemed given if in writing and personally
delivered or on the third succeeding
business day after being mailed by
registered or certified mail, return receipt
requested, addressed to the last known
address of the Shareholder on the stock
records of the Corporation, or to such other
address as the Shareholder or the
Corporation shall request pursuant to a
written notice given in accordance with the
terms hereof.
13.	BINDING EFFECT. This Agreement shall be
binding upon, and inure to the benefit of,
the Shareholders and their respective
successors, assigns, guardians, heirs and
legal representatives.
14.	REMEDIES.  The parties hereto
acknowledge and agree that transfer of the
Stock  or any interest therein may result in
injury to the parties hereto, and that
damages for breach hereof are not readily
ascertainable and would not adequately
compensate the injured party. As a result
thereof, the injured party will be
irreparably harmed if this Agreement is not
specifically enforced. Therefore, each party
hereto shall have the right to an injunction
for the specific performance  of this
Agreement  in  order to  protect  the
rights and  privileges hereunder.    The


Corporation also may refuse to recognize any
purported transferee as a Shareholder and
may continue to treat the transferor as the
Shareholder for all purposes, including,
without limitation, for purposes of dividend
and voting rights, until all applicable
provisions of this Agreement have been
satisfied. These remedies shall, however, be
cumulative and not exclusive, and shall be
in addition to all the rights of action and
remedies which the parties may have under
this Agreement or at law or in equity.
15.	ACTION OR DISSENT BY SHAREHOLDER. In
the event a Shareholder commences an action
for dissolution of the Corporation or other
relief under Delaware corporate law, the
Corporation shall, for a period of ninety
(90) days after such an action is served
upon the Corporation or election to dissent
is filed with the Corporation, have the
option to purchase all of the shares of the
Stock by giving written notice to the
Shareholder of the exercise thereof. The
sale by the Shareholder and purchase by the
Corporation shall be at the price and upon
the terms set forth in Sections 6 and 7
above. The Shareholder hereby agrees that
the ?fair value? of the Stock in any action
seeking relief under Delaware corporate law
shall be the Purchase Price of the Stock as
determined under Section 5 above.
16.	CONSTRUCTION. All the clauses of this
Agreement are distinct  and  severable and,
if any clause shall be deemed illegal, void
or unenforceable, it shall not affect the
validity, legality or enforceability of any
other clause or provision of this Agreement.
17.	ENTIRE AGREEMENT AND AMENDMENT. This
Agreement contains the entire agreement with
respect to the matters described herein and
is a complete and exclusive statement of the
terms thereof and supersedes all previous
agreements with respect to such matters,
including, without limitation, any prior
Shareholders or voting agreement among all
or some of the parties hereto and dealing
with the same subject matter of this
Agreement, none of which shall have any
further force or effect.  This Agreement may
not be altered or modified except by  a
writing signed by the Corporation and all of
the Shareholders.
18.	GOVERNING LAW AND CHOICE OF FORUM. New
Jersey law shall govern the construction and
enforceability of this Agreement. Any and
all actions concerning any dispute arising
hereunder shall be filed and maintained only
in a state or federal court sitting in the
State of New Jersey.
19.	ADDITIONAL SHAREHOLDER. Notwithstanding
anything to the  contrary  contained herein,
if the Corporation shall issue additional
shares of its preferred and common stock,
any purchaser of such shares of preferred
and common stock may become a party to this
Agreement by executing and delivering an
additional counterpart signature page to
this Agreement and shall be deemed a
?Shareholder? hereunder.?
20.	COUNTERPARTS. This Agreement may be
executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.
SIGNATURES ON FOLLOWING PAGE

?

The parties have caused this Agreement to be effective as of the day and year first set forth above.

THE CORPORATION:

SENSORY PERFORMANCE TECHNOLOGY, INC
Ben White
Title:	CEO/President


Oliver Marmol



Kim Lavine


?
SCHEDULE I

PREFERRED STOCK SHAREHOLDERS

Name	Address	Shares of Stock
Ben White	26 East 12 Street
Linden, NJ 07036	250
Oliver Marmol	5500 Military Trail #22-196
Jupiter, FL 33458	125
Kim Lavine	17557 Grand River Avenue
Spring Lake, MI 49456	50
Outstanding Shares		575

COMMON STOCK SHAREHOLDERS
Name	Address	Shares of Stock
Ben White	26 East 12 Street
Linden, NJ 07036	1,000,000
Oliver Marmol	5500 Military Trail #22-196
Jupiter, FL 33458	125,000
Kim Lavine	17557 Grand River Avenue
Spring Lake, MI 49456	50,000
Outstanding Shares		3,825,000